                                                            Registration No. 33-
     As filed with the Securities and Exchange Commission on July 11, 2003

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------

                         MICHAEL ANTHONY JEWELERS, INC.
             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                                         13-2910285
   (State or Other Jurisdiction of                           (I.R.S. Employer
   Incorporation or Organization)                          Identification No.)

                          115 SOUTH MacQUESTEN PARKWAY
                          MOUNT VERNON, NEW YORK 10550
                                 (914) 699-0000
          (Address of Principal Executive Offices, Including Zip Code)

                                ---------------

        2003 LONG-TERM INCENTIVE PLAN OF MICHAEL ANTHONY JEWELERS, INC.

                    2003 NON-EMPLOYEE DIRECTORS' OPTION PLAN
                       OF MICHAEL ANTHONY JEWELERS, INC.

                           (Full Title of the Plans)

                                ---------------

                                                                   Copy to:
                  ALLAN CORN                                   LESLIE DROCKTON
SERVING VICE PRESIDENT, CHIEF FINANCIAL OFFICER     BENESCH, FRIEDLANDER, COPLAN & ARONOFF
        MICHAEL ANTHONY JEWELERS, INC.                          2300 BP TOWER
         115 SOUTH MacQUESTEN PARKWAY                         200 PUBLIC SQUARE
         MOUNT VERNON, NEW YORK 10550                    CLEVELAND, OHIO  44114-2378
                (914) 699-0000                                  (216) 363-4500

          (Name and Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                ---------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------
     Title of      Amount        Proposed      Proposed     Amount of
 Securities to be  to be         Maximum       Maximum     Registration
    Registered     Registered(1) Offering      Aggregate       Fee
                                 Price per     Offering
                                 Share(2)      Price(2)
-----------------------------------------------------------------------
Common Stock, par   800,000      $1.85       $1,480,000    $119.73
value $.001 per
share
-----------------------------------------------------------------------

-----------------------

(1) This Registration Statement also includes an indeterminate number of shares of Common Stock which may be issued under the anti-dilution provisions of the plans.

(2) Estimated in accordance with Rule 457 under the Securities Act of 1933, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Common Stock on July 9, 2003 as reported on the American Stock Exchange.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to participants in the 2003 Long-Term Incentive Plan of Michael Anthony Jewelers, Inc., and in the 2003 Non-Employee Directors' Plan of Michael Anthony Jewelers, Inc. as specified by Rule 428(b) under the Securities Act of 1933, as amended. Such documents and the documents incorporated herein by reference pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The SEC allows us (File No. 001-10645) to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. Accordingly, we incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

      (1) Michael Anthony Jewelers' Annual Report on Form 10-K for the fiscal year ended February 1, 2003 filed May 1, 2003.

      (2) Michael Anthony Jewelers' Quarterly Report on Form 10-Q for the fiscal quarter ended May 3, 2003 filed on June 12, 2003.

      (3) Michael Anthony Jewelers' Current Report on Form 8-K filed on June 6, 2003.

      (4) The description of Michael Anthony Jewelers' Common Stock, which is contained in our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on December 9, 1986.

      All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the filing of a post-effective amendment which indicates that all securities offered under this prospectus have been sold or which deregisters all securities remaining unsold, shall be deemed to be part of this prospectus from the date of the filing of such reports and documents.

      We will provide without charge to each person, including any beneficial owner, to whom this Registration Statement is delivered, upon written or oral request, a copy of any or all documents that are incorporated into this Registration Statement by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Registration Statement incorporates). You should direct such requests to Michael Anthony Jewelers, Inc., 115 South MacQuesten Parkway, Mount Vernon, New York 10550, Attention: Secretary, or made by telephone at (914) 699-000.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article VI, Section 1 of our By-Laws provides for the indemnification of our, to the extent permitted by
Section 145 of the General Corporation Law of the state of Delaware, directors, officers, employees or agents against expenses reasonably incurred with respect to civil, criminal, administrative or investigative actions, suits or proceedings (except actions by or in the right of Michael Anthony Jewelers), provided that such director, officer, employee or agent, with respect to civil matters, acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Michael Anthony Jewelers, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Respecting actions or suits by or in the right of Michael Anthony Jewelers, Article VI, Section 2 of the By-Laws provide for the indemnification of our directors, officers, employees or agents against expenses reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Michael Anthony Jewelers; provided, however, no indemnification may be made in respect to any such claim, issue or matter as to which such person shall have been adjudged to be liable for the negligence or misconduct in the performance of his or her duty to Michael Anthony Jewelers, unless and only to the extent that the Court of Chancery of Delaware or the Court in which such action or suit was brought shall determine that despite such adjudication and in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnity as such court deems proper.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

ITEM 8.  EXHIBITS.

      3.1    Certificate of               Incorporated by reference
             Incorporation of Michael     to Exhibit 3.1 to
             Anthony Jewelers, as         Amendment No. 2 to the
             amended.                     registrant's registration
                                          statement on Form S-3
                                          (File No. 33-71308).

      3.1.1  Certificate of Merger of     Incorporated by reference
             Michael Anthony Jewelers,    to Exhibit 3.1.1 to the
             Inc. (New York) and          registrant's Annual Report
             Michael Anthony Jewelers,    on Form 10-K for the
             Inc. (Delaware).             fiscal year ended June 30,
                                          1993.

      3.2    Amended and Restated         Incorporated by reference
             By-Laws of Michael           to Exhibit 3.2 to the
             Anthony Jewelers.            registrant's Quarterly
                                          Report on Form 10-Q for
                                          the quarter ended July 29, 1995.

      4.1    Form of Common Stock         Incorporated by reference
             Certificate.                 to Exhibit 3.3 to the
                                          registrant's registration
                                          statement on Form S-1
                                          (File No. 33-8289).

      5.1    Opinion of Benesch,
             Friedlander, Coplan &
             Aronoff LLP, counsel for
             Michael Anthony Jewelers,
             regarding legality.

      23.1   Consent of BDO Seidman,
             LLP.

      23.2   Consent of Benesch,          Included within
             Friedlander, Coplan &        Exhibit 5.1.
             Aronoff LLP.

ITEM 9.  UNDERTAKINGS.

      (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Vernon, State of New York, on this 10th day of July, 2003.

                                   MICHAEL ANTHONY JEWELERS, INC.
                                   (Registrant)

                                   /s/ Allan Corn
                                   -------------------------------
                                   By: Allan Corn
                                       Chief Financial Officer and
                                       Senior Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in such capacity and on this 10th day of July, 2003.

              Date                                 Signature                                    Title
              ----                                 ---------                                    -----

         July 10, 2003            /s/  Michael W. Paolercio                     Co-Chairman of the Board and Chief
                                  ------------------------------------          Executive Officer (Principal
                                       Michael W. Paolercio                     Executive Officer)


         July 10, 2003            /s/  Anthony Paolercio, Jr.                   Co-Chairman of the Board and Chief
                                  ------------------------------------          Operating Officer
                                       Anthony Paolercio, Jr.

         July 10, 2003            /s/  Claudia Hollingsworth                    President and Director
                                  ------------------------------------
                                       Claudia Hollingsworth

         July 10, 2003            /s/  Allan Corn                               Chief Financial Officer, Senior Vice
                                  ------------------------------------          President and Director (Principal
                                       Allan Corn                               Accounting Officer)


         July 10, 2003            /s/  Michael Wager                            Director
                                  ------------------------------------
                                       Michael Wager

         July 10, 2003            /s/  David Harris                             Director
                                  ------------------------------------
                                       David Harris

         July 10, 2003            /s/  Nathan Light                             Director
                                  ------------------------------------
                                       Nathan Light

         July 10, 2003            /s/  Barry Scheckner                          Director
                                  ------------------------------------
                                       Barry Scheckner

                                  EXHIBIT INDEX

EXHIBIT NO.             EXHIBIT DESCRIPTION                                                         PAGE NO.
-----------             -------------------                                                         --------

3.1                     Certificate of Incorporation of registrant, as amended.                             *
                        Incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the registrant's registration statement on Form S-3 (File No. 33-71308).

3.1.1                   Certificate of Merger of Michael Anthony Jewelers, Inc. (New York) and              *
                        Michael Anthony Jewelers, Inc. (Delaware).
                        Incorporated by reference to Exhibit 3.1.1 to the registrant's Annual
                        Report on Form 10-K for the fiscal year ended June 30, 1993.

3.2                     Amended and Restated By-Laws of the registrant.                                     *
                        Incorporated by reference to Exhibit 3.2 to the registrant's Quarterly
                        Report on Form 10-Q for the quarter ended July 29, 1995.

4.1                     Form of Common Stock Certificate.                                                   *
                        Incorporated by reference to Exhibit 3.3 to the registrant's registration statement on Form S-1 (File No. 33-8289).

5.1                     Opinion of Benesch, Friedlander, Coplan & Aronoff LLP, counsel for the registrant, regarding legality.

23.1                    Consent of BDO Seidman, LLP.

23.2                    Consent of Benesch, Friedlander, Coplan & Aronoff LLP
                        Included within Exhibit 5.1.

* Incorporated herein by reference